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                                                                    EXHIBIT 21.1

                          THE SPECTRANETICS CORPORATION
                                   SUBSIDIARY


                        SPECTRANETICS INTERNATIONAL B.V.
                            Established January 1993
                            Incorporated June 1993 in
                           Nieuwegein, The Netherlands